P220

mTFF2-MSA (mTNX-1700) Suppresses Tumor Growth and Increases Survival in Anti-PD-1 Treated CT26.WT Subcutaneous and CT26-Luciferase Orthotopic Syngeneic Colorectal Cancer Models by Targeting MDSCs in BALB/C Mice

Bruce L. Daugherty[1], Rebecca J. Boohaker[2], Rebecca Johnstone[2], Karr Stinson[2], Grace Zhao[3], Mingfa Zang[3], Jin Qian[4], Timothy C. Wang[4], Seth Lederman[1]

[1]Tonix Pharmaceuticals, Inc., 26 Main Street, Suite 101, Chatham, NJ, [2]Southern Research, 2000 9th Ave S, Birmingham, AL, [3]Crown Bioscience, 16550 West Bernardo Dr, San Diego, CA, [4]Division of Digestive and Liver Diseases, Irving Cancer Research Center, Columbia University Medical Center, New York, NY

Abstract

Introduction: Myeloid-derived suppressor cells (MDSCs) in the tumor microenvironment are potential therapeutic targets in immune checkpoint cancer therapy, particularly for cancers that are unresponsive to anti-PD-1 therapy. It has previously been demonstrated that trefoil factor family 2 (TFF2), a secreted anti-inflammatory peptide, can partially suppress MDSC expansion and partially activate tumor immunity through agonism of the CXCR4 receptor[1,2]. We investigated whether a novel fusion protein, murine TFF2-murine serum albumin (mTFF2-MSA), has single agent activity and can improve on the therapeutic effects of anti-PD-1 in CT26.WT subcutaneous and CT26-Luciferase (CT26-Luc) orthotopic syngeneic mouse models of advanced colorectal cancer (CRC).

Materials and Methods: Two syngeneic colon carcinoma mouse models were developed using the CT26.WT and CT26-Luc CRC cell lines grafted subcutaneously and orthotopically, respectively, into BALB/C mice. We generated a recombinant fusion protein, designated mTFF2-MSA, which contains murine TFF2 fused to murine serum albumin (MSA), for the purpose of increasing half-life and reducing the frequency of dosing. Mice subsequently received mTFF2-MSA, anti-PD-1 antibody (clone 29F.1A12 for subcutaneous study; clone RMP1-14 for orthotopic study) or combination of mTFF2-MSA and anti-PD-1. Tumor volume, and survival were measured. At the endpoint, flow cytometry was performed on the blood, bone marrow, tumor, and lymph nodes, to examine treatment-induced effects on cellular immune profiles.

Results: In the CT26.WT model, tumor growth was suppressed by mTFF2-MSA, anti-PD-1 and by the combination of mTFF2-MSA and anti-PD-1 by 16%, 40% and 60%, respectively. Survival in the CT26.WT model on Day 30 treated with vehicle, mTFF2-MSA, anti-PD1 and the combination of mTFF2-MSA and anti-PD-1 was 0%, 40%, 40% and 60%, respectively. In the CT26-Luc model, mTFF2-MSA, anti-PD-1, and the combination of mTFF2-MSA and anti-PD-1 suppressed tumor growth by 42%, 94%, and 98%, respectively. In the CT26-Luc model, neutrophils were significantly reduced in the blood in all treatment groups by flow cytometry. In the bone marrow, a significant reduction in total macrophages, M2 macrophages, and neutrophils was also observed but only in the group treated with anti-PD-1 and mTFF2-MSA. In the axillary lymph node, there was a significant reduction in TOX+ cells in both CD4+ and CD8+ T-cells in all treatment groups. In the tumor, there was a significant reduction in total macrophages and M2 macrophages in all treatment groups, while NK cells were also increased, but only in the combination anti-PD-1/mTFF2-MSA treated group.

Conclusions: mTFF2-MSA has single agent activity and is additive to anti-PD-1 antibody checkpoint inhibition in treating two syngeneic (subcutaneous and orthotopic) mouse models of advanced CRC.

Introduction

Tumors Create a Toxic, Immunosuppressive Microenvironment (TME)



The TME supports tumor growth and enables cancers to thrive by evading immune surveillance and destruction
Healthy cell
Malignant cell
Myeloid-derived suppressor cell (MDSC)
Cancer-associated fibroblast
Exhausted CD8 T cell
Cytotoxic CD8 T cell
CD4 T cell
Dendritic cell (DC)
B cell
Natural Killer (NK) cell
Macrophage
Neutrophil

MDSCs are a Major Therapeutic Target

- Tumors are surrounded by endothelial and stromal cells, and invading immune cells, both innate and adaptive[1,5]
- Complex regulatory network supports tumor growth, enabling cancers to thrive by evading immune surveillance and destruction[1-4]
- The TME sabotages tumor-killing cytotoxic CD8 T cells[6]
- Myeloid-derived suppressor cells (MDSCs) interfere with anticancer immunity[1,2]
- Levels of MDSCs tend to correlate with tumor stage, patient survival, and metastatic burden and may predict poor response to certain cancer treatments[7]
- MDSCs represent a central mechanism of immunosuppression in cancer; targeting these cells could significantly improve our ability to fight cancer[6,7]

Therapeutic Strategies Include[8]:

- Promoting differentiation of MDSCs to a non-immunosuppressive cell type
- Blocking MDSC immunosuppressive functions
- Inhibiting MDSC expansion/Eliminating MDSCs

Results

Fig 1: mTFF2-MSA is a Novel Fusion Protein



Murine TFF2
106 AA
Linker
Murine Serum Albumin
584 AA

Fig 2: Schematic of Subcutaneous Tumor Model



Fig 3: PK Analysis of mTFF2-MSA in Mice



Concentration, ug/mL
Time Post-Injection

Fig 4: Inhibition of Tumor Growth in the CT26.WT Subcutaneous Model



Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2-MSA/Anti-PD1
Tumor Volume (mm³)
Days on Study
Tumor Volume Day 22

Fig 5: Probability of Survival in the CT26.WT Subcutaneous Model



Percent
Days
Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2-MSA/Anti-PD1

Hazard Ratio (Mantel-Haenszel)	Vehicle/mTFF2-MSA	Vehicle/Anti-PD-1	Vehicle/Combo
Ratio	2.57	5.40	5.08
95% CI	[illegible]	[illegible]	[illegible]

Fig 6: Immunophenotyping of the TME in the CT26.WT Subcutaneous Model



M2 Macrophages
Tregs
Vehicle
mTFF2-MSA
Anti-PD-1
mTFF2-MSA/Anti-PD1

Fig 7: Schematic of Orthotopic Tumor Model



Fig 8: Inhibition of Tumor Growth in the CT26-Luc Orthotopic Model



Total Flux
Study Day
42%
84%

Fig 9: Tumor Weight on Day 22



Tumor Weight, g
Veh
mTFF2
aPD-1
mTFF2+ aPD-1

Fig 10: Immunophenotyping of Various Tissues in the CT26-Luc Orthotopic Model



Percentage
Monocytes
Blood
Neutrophils
M2 Macrophages
BM
Neutrophils
CD4+TOX+
LN
CD8+TOX+
M2 Macrophages
TME
NK Cells

Conclusions

- mTFF2-MSA (mTNX-1700) is a novel fusion protein and exhibits an extended half-life in vivo in mice.
- In the CT26.WT subcutaneous mouse model of colorectal cancer, mTFF2-MSA alone inhibited tumor growth by 16%, and is additive with anti-PD-1 by inhibiting tumor growth by 60%.
- In the CT26.WT subcutaneous model, survival was 60% in the combination treated group after 28 days, while 0% survived in the untreated group.
- In the CT26-Luc model, mTFF2-MSA alone inhibited tumor growth by 42%, while anti PD-1 and the combination treated groups inhibiting tumor growth by 98%.
- Immunophenotyping in both models revealed a decrease in tumor promoting M2 macrophages in the tumor.
- TNX-1700 is a novel mechanism for suppressing MDSCs and has the potential to synergize with other immuno-oncology drugs.

References

[illegible]